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EXHIBIT 23.1

Consent of KPMG LLP

The Board of Directors
Tucows Inc.:

        We hereby consent to the incorporation by reference in the Registration Statement (No. 333-74010) on Form S-8 of Tucows Inc. of our report dated February 7, 2003, related with respect to the consolidated financial statements of Tucows Inc. as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000, which report appears in the December 31, 2002, Annual Report on Form 10-K of Tucows Inc.

/s/ KPMG LLP

Toronto, Canada
March 28, 2003

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  EXHIBIT 23.1
Consent of KPMG LLP